                                                                    EXHIBIT 3.26


                                    BY-LAWS

                                      OF

                             DARIUS GOLD MINE INC.


                                   ARTICLE 1

                                  DEFINITIONS


          As used in these By-laws, unless the context otherwise requires, the term:

          1.1 "Assistant Secretary" means an Assistant Secretary of the Corporation.

          1.2 "Assistant Treasurer" means an Assistant Treasurer of the Corporation.

          1.3  "Board" means the Board of Directors of the Corporation.

          1.4 "By-laws" means the initial by-laws of the Corporation, as amended from time to time.

          1.5 "Certificate of Incorporation" means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

          1.6  "Corporation" means Darius Gold Mine Inc.

          1.7  "Directors" means directors of the Corporation.

          1.8 "General Corporation Law" means the General Corporation Law of the State of Delaware, as amended from time to time.

          1.9 "Office of the Corporation" means the executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.

          1.10 "President" means the President of the Corporation.

          1.11 "Secretary" means the Secretary of the Corporation.

          1.12 "Stockholders" means stockholders of the Corporation.

          1.13 "Total number of directors" means the total number of directors determined in accordance with Section 141(b) of the General Corporation Law and
Section 2 of Article 3 of the Bylaws.

          1.14 "Treasurer" means the Treasurer of the Corporation.

          1.15 "Vice-President" means a Vice President of the Corporation.

          1.16 "Whole Board" means the total number of directors of the Corporation.

                                   ARTICLE 2

                           MEETINGS OF STOCKHOLDERS

          Section 1.  Annual Meeting.  The annual meeting of the stockholders of
                      --------------
DARIUS GOLD MINE INC. (hereinafter to be called the "Corporation") shall be held at 11:00 a.m. on the first Tuesday in October. At the annual meeting, the stockholders shall elect by a plurality vote a board of directors (hereinafter referred to as the "Board"), and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be held on the day hereinabove provided for, the Board shall cause the meeting to be held as soon thereafter as convenient.

          Section 2.  Special Meetings.  Special meetings of the stockholders
                      ----------------
(other than a special meeting for the election of directors), unless otherwise prescribed by statute, may be called for any purpose or purposes at any time by the Board or by the President, or by the Secretary. At any special meeting of stockholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to
Section 4 of this Article or in any waiver of notice thereof given pursuant to
Section 4 of this Article.

          Section 3.  Fixing Record Date.  For the purpose of determining the
                      ------------------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any action. If no such record date is fixed:

          3.1 The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

          3.2 The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be the day on which the first written consent is expressed;

          3.3 The record date for determining stockholders for any purpose other than those specified in Sections 3.1 and 3.2 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

          When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 3 such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

          Section 4.  Notice of Meetings.  Written notice of the place, date and
                      ------------------
time of the holding of each annual and special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given personally or by mail in a postage pre-paid envelope to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of such meeting, and, if mailed, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. If mailed, such notice shall be deemed to be given when deposited in the United States mail. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. Unless the Board shall fix after the adjournment a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 5.  Place of Meetings.  Every meeting of the stockholders
                      -----------------
shall be held at the office of the Corporation or at such other place, within or without the State of Delaware, as the Board or the officer calling the same shall specify in the notice of such meeting, or in a duly executed waiver of notice thereof.

          Section 6.  Quorum.  At all meetings of the stockholders the holders
                      ------
of one third of the shares of stock of the Corporation issued and outstanding and entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of any business. When a quorum is once present to organize a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders. In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote, or if no stockholder entitled to vote is present, then any officer of the Corporation may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

          Section 7.  Organization.  At each meeting of the stockholders, the
                      ------------
Chairman of the Board, or in his absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, a Vice-President, and in case more than one Vice-President shall be present, that Vice-President designated by the Board (or in the absence of any such designation, the most senior Vice-President, based on age, present), or in the absence of all of the foregoing, any person chosen by a majority of those stockholders present, shall act as chairman of the meeting. The Secretary, or, in his absence or inability to act, the Assistant Secretary or any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

          Section 8.  Order of Business.  The order of business at all meetings
                      -----------------
of the stockholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

          Section 9.  Voting.  Except as otherwise provided by statute or by the
                      ------
Certificate of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation determined in accordance with
Section 3 of this Article. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in the By-laws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted, and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in treating the persons in whose names shares of capital stock stand on the record of stockholders as owners thereof for all purposes. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, these By-laws, or the Certificate of Incorporation, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes, cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. All elections of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. In voting on any other question on which a vote by ballot is required by law or is demanded by any stockholder entitled to vote, the voting shall be by ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted. On all other questions, the voting may be viva voce. Every stockholder entitled to vote at a meeting of
              ---- ----
stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law.

          Section 10.  List of Stockholders.  The Secretary shall prepare and
                       --------------------
make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meetings, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 11.  Inspectors.  The Board may, in advance of any meeting of
                       ----------
stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed, the chairman of the meeting may and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the chairman of the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct, the election or votes with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by him or them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

          Section 12.  Consent of Stockholders in Lieu of Meeting.  Whenever the
                       ------------------------------------------
vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders can be dispensed with without prior notice and without a vote (a) if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken, setting forth the action so taken;

or (b) unless the Certificate of Incorporation provides otherwise, with the written consent of the holders of not less than the minimum percentage of the total Vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders who have not so consented in writing of the taking of such corporate action without a meeting and by less than unanimous written consent of stockholders.

                                   ARTICLE 3

                              BOARD OF DIRECTORS

          Section 1.  General Powers.  The business and affairs of the
                      --------------
Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or the By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

          Section 2.  Number, Qualifications, Election and Term of Office.  The
                      ---------------------------------------------------
Board shall consist of three to fifteen members. The total number of directors shall be fixed initially by the incorporator and may thereafter be changed from time to time by action of the stockholders or by action of the Board. All the directors shall be of full age. Directors need not be stockholders. Except as otherwise provided by statute or the Certificate of Incorporation or these By-laws, the directors shall be elected by plurality vote at the annual meeting of the stockholders. Each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-laws, or as otherwise provided by statute or the Certificate of Incorporation.

          Section 3.  Place of Meetings.  Meetings of the Board, regular or
                      -----------------
special, may be held at such place and at such time, within or without the State of Delaware, as the Board may from time to time determine or as shall be specified in the notice or waiver of notice of such meeting.

          Section 4.  Annual Meeting.  The Board shall meet for the purpose of
                      --------------
organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of Delaware) which shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article II.

          Section 5.  Regular Meetings.  Regular meetings of the Board shall be
                      ----------------
held at such time and place as the Board from time to time determines. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these By-laws.

          Section 6.  Special Meetings.  Special meetings of the Board shall be
                      ----------------
held whenever called by two or more directors of the Corporation or by the Chairman of the Board or the President or the Secretary.

          Section 7.  Notice of Meetings.  Notice of each special meeting of the
                      ------------------
Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place (within or without the State of Delaware) of the meeting. Notice of each such meeting shall be delivered to each director, either personally or by telephone, telegraph, cable or wireless, at least twenty-four hours before the time at which such meeting is to be held or by first-class mail, postage prepaid, addressed to him at his residence, or usual place of business, at least two days before the day on which such meeting is to be held. If mailed, each notice shall be deemed given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States post office department. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Except as otherwise specifically required by these By-laws, a notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting.

          Section 8.  Quorum and Manner of Acting.  One-third of the directors
                      ---------------------------
shall be present in person or by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat, or if no director be present, the Secretary, may adjourn such meeting to another time and place. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article 3 of these By-laws, the directors shall act only as a Board and the individual directors shall have no power as such.

          Section 9.  Organization.  At each meeting of the Board, the Chairman
                      ------------
of the Board (or, in his absence or inability to act, the President, or, in his absence or inability to act another director chosen by a majority of the directors present) shall act as Chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, the Assistant Secretary, or in his absence or inability to act any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

          Section 10.  Resignations.  Any director of the Corporation may resign
                       ------------
at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 11.  Vacancies.  Vacancies and newly created directorships
                       ---------
resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or may be elected by a plurality of the votes cast by the holders of shares of capital stock entitled to vote in the election at a special meeting of stockholders called for that purpose and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section in the filling of other vacancies.

          Section 12.  Removal of Directors.  Except as otherwise provided in
                       --------------------
the Certificate of Incorporation or in these By-laws, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for that purpose; and the vacancy in the board caused by such removal may be filled by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, as in these By-laws provided.

          Section 13.  Compensation.  The Board shall have authority to fix the
                       ------------
compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided, no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 14.  Action Without Meeting.  Any action required or permitted
                       ----------------------
to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          Section 15.  Telephonic Participation.  One or more members of the
                       ------------------------
Board may participate in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

                                   ARTICLE 4

                        EXECUTIVE AND OTHER COMMITTEES

          Section 1.   Executive and Other Committees.  The Board may, by
                       ------------------------------
resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, and except as otherwise provided by statute, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the

Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution designating it expressly so provides, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board when required. All such proceedings shall be subject to revision or alteration by the Board: provided, however, that third parties shall not be prejudiced by such revision or alteration.

          Section 2.  General.  A majority of any committee may determine its
                      -------
action and fix the time and place of its meeting, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Article 3, Section 7. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

                                   ARTICLE 5

                                   OFFICERS

          Section 1.  Number and Qualifications.  The officers of the
                      -------------------------
Corporation shall include a President, a Secretary, a Treasurer, and/or Controller, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Any two or more offices may be held by the same person. Such officers shall be elected from time to time by the Board, each to hold office until the meeting of the Board following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-laws.

          Section 2.  Resignations.  Any officer of the Corporation may resign
                      ------------
at any time by giving written notice of his resignation to the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt: and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

          Section 3.  Removal.  Any officer of the Corporation may be removed,
                      -------
either with or without cause at any time, by the vote of the majority of the entire Board at any meeting of the Board. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

          Section 4.  Vacancies.  A vacancy in any office, whether arising from
                      ---------
death, resignation, removal,
disqualification or any other cause, shall be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-laws for the regular election or appointment to such office.

          Section 5.  The Chairman of the Board.  The Chairman of the Board
                      -------------------------
shall, if present, preside at each meeting of the stockholders and of the Board. He shall perform all duties incident to the office of the Chairman of the Board and such other duties as may from time to time be assigned to him by the Board. In the absence or in the case of the death or disability of the President, the Chairman of the Board shall have and exercise all the powers of the President.

          Section 6.  The President.  The President shall be the chief executive
                      -------------
officer of the Corporation and shall have general and active supervision and direction over the business and affairs of the corporation and over its several officers subject, however to the control of the Board and of any duly authorized committee of directors. At the request of the Chairman of the Board, or in the case of his absence or inability to act, the President shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. The President shall, if present, preside at all meetings of the stockholders and at all meetings of the Board. He may, with the Secretary or the Treasurer, sign certificates for shares of capital stock of the Corporation. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in case where the signing and execution thereof shall be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed. He shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board or these By-laws.

          Section 7.  Vice-Presidents.  At the request of the President, or, in
                      ---------------
his absence and in the absence of the Chairman of the Board, at the request of the Board, the Vice-Presidents shall (in such order as may be designated by the Board or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and so acting shall have all the powers of and be subject to all restrictions upon the President. Any Vice-President may also, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation; may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and shall perform such other duties as from time to time may be assigned to him by the Board or by the President.

          Section 8.  The Treasurer.  The Treasurer shall
                      -------------
               (a) have charge and custody of, and be responsible for, all the funds, securities, and notes of the Corporation;

               (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and have control of all books of account of the Corporation;
               (c) cause all moneys and other valuables to be deposited to the credit of the Corporation in such depositaries as may be designated by the Board;
               (d) receive, and give receipts for, moneys due and payable to the corporation from any source whatsoever;
               (e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor;
               (f) render to the President or the Board, whenever the President or the Board may require, an account of the financial condition of the Corporation and of all his transactions as
                    Treasurer:
               (g) sign with the President or a Vice-President certificates for shares of capital stock of the Corporation; and
               (h) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board, or the President.

          A Controller and Assistant Controller may perform the function of Treasurer and Assistant Treasurer.

          Section 9.     The Secretary.  The Secretary shall
                         -------------
               (a) act as Secretary of all meetings of the stockholders and of the Board;
               (b) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;
               (c)  see that all notices are duly given in accordance with the provisions of these By-laws and as required by law;
               (d)  with the President or a Vice President, sign certificates for shares of capital stock of the Corporation;
               (e) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal:
               (f) see that the books, reports, statements, certificates, stock ledgers and other documents and records required by law to be kept and filed are properly kept and filed; and
               (g) in general, perform all the duties incident to the office of Secretary and such duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the President.

          Section 10. Assistant Secretaries and Assistant Treasurers.  Assistant
                      ----------------------------------------------
Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or by the President. Assistant Secretaries and Assistant Treasurers may, with the President or a Vice-President, sign certificates for shares of capital stock of the Corporation.

          Section 11. Officers' Bonds or other Security.  If required by the
                      ---------------------------------
Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

          Section 12. Compensation.  The compensation of the officers of the
                      ------------
Corporation for their services as such officers shall be fixed from time to time by the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to him.

                                   ARTICLE 6

                                INDEMNIFICATION

          Section 1.  Agreement to Indemnify.  The Corporation shall indemnify
                      ----------------------
any person (including his heirs, executors and administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 2.  Agreement in Derivative Action.  The Corporation shall
                      ------------------------------
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 3.  Successful Defense.  To the extent that a director,
                      ------------------
officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article 6, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Section 4.  Determination.  Any indemnification under Sections 1 and 2
                      -------------
of this Article 6 unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article 6. Such determination shall be made (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable such a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

          Section 5.  Advances.  Expenses incurred in defending a civil or
                      --------
criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

          Section 6.  Non-Exclusivity.  The indemnification provided by this
                      ---------------
Article 6 shall not be deemed exclusive of any other rights to which those may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 7.  Insurance.  The Corporation shall have the power to
                      ---------
purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 6.

          Section 8.  Reference.  For purposes of this Article 6 references to
                      ---------
the "Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article 6 with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                                   ARTICLE 7

                CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

          Section 1.  Execution of Contracts.  Except as otherwise required by
                      ----------------------
statute, the Certificate of Incorporation or these By-laws, any contracts or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Unless authorized by the Board or expressly permitted by these By-laws, an officer or agent or employee shall not have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

          Section 2.  Loans.  The President or any other officer, employee or
                      -----
agent authorized by these By-laws or by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation, except when authorized by the Board. Such authority conferred by the Board may be general or confined to specific instances or otherwise limited.

          Section 3.  Checks, Drafts, etc.  All checks, drafts, bills of
                      -------------------
exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board.

          Section 4.  Deposits.  All funds of the Corporation not otherwise
                      --------
employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation, or in such other manner as the Board may determine by resolution.

          Section 5.  General and Special Bank Accounts.  The Board may from
                      ---------------------------------
time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.

          Section 6.  Proxies in Respect of Securities of Other Corporations.
                      ------------------------------------------------------
Unless otherwise provided by resolution adopted by the Board of Directors, the President or a Vice-President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                   ARTICLE 8

                                  SHARES, ETC.

          Section 1.  Stock Certificates.  Each holder of stock of the
                      ------------------
Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned by him. The certificates representing shares of stock shall be signed in the name of the Corporation by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent other than the Corporation or one of its employees, or is registered by a registrar other than the Corporation or one of its employees, the signature of the officers of the Corporation upon such certificates may be a facsimile, engraved or printed. In case any officer who shall have signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

          Section 2.  Books of Account and Record of Stockholders.  The books
                      -------------------------------------------
and records of the Corporation may be kept at such places within or without the State of Delaware, as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

          Section 3.  Transfer of Shares.  Transfers of shares of stock of the
                      ------------------
Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including without limitation, the right to receive dividends or other distributions and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

          Section 4.  Regulations.  The Board may make such additional rules and
                      -----------
regulations, not inconsistent with these By-laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

          Section 5.  Lost, Destroyed, Stolen or Mutilated Certificates.  The
                      -------------------------------------------------
holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen, or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representative to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

          Section 6.  Restriction on Transfer of Stock.  A written restriction
                      --------------------------------
on the transfer or registration of transfer of capital stock of the Corporation, if permitted by Section 202 of the General Corporation Law and noted conspicuously on the certificate representing such capital stock, may be enforced against the holder of the restricted capital stock or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing such capital stock, a restriction, even though permitted by Section 202 of the General Corporation Law, shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration or transfer of capital stock of the Corporation may be imposed either by the Certificate of Incorporation or by an agreement among any number of stockholders or among such stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction.

          Section 7.  Dividends, Surplus, Etc.  Subject to the provisions of the
                      -----------------------
Certificate of Incorporation and of law, the Board:

          7.1 May declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as, in its discretion, the condition of the affairs of the Corporation shall render advisable.

          7.2 May use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants thereof, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness;

          7.3 May set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interests of the Corporation.

                                   ARTICLE 9

                               BOOKS AND RECORDS

          Section 1.  Books and Records.  The Corporation shall keep correct and
                      -----------------
complete books and records of account and shall keep minutes of the proceedings of the stockholders, the Board and any committee of the Board. The Corporation shall keep at the office designated in the Certificate or Incorporation or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

          Section 2.  Form of Records.  Any records maintained by the
                      ---------------
Corporation in the regular course of its business, including its stock ledger, books of accounts, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

          Section 3.  Inspection of Books and Records.  Except as otherwise
                      -------------------------------
provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the inspection of the stockholders.

                                  ARTICLE 10

                                  FISCAL YEAR

          The fiscal year of the Corporation shall be determined by the Board of Directors.

                                  ARTICLE 11

                                  FISCAL YEAR

          The Board shall provide a corporate seal of which shall be in the form of a circle and bear the name of the Corporation and the words and figures "Corporate Seal-Delaware" and the year of incorporation.

                                  ARTICLE 12

                                  AMENDMENTS

          These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation at any regular meeting of the stockholders or of the Board of Directors or any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws be contained on the notice of such special meeting.